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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                DECEMBER 21, 2000


                                FAIRMARKET, INC.
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               (Exact name of registrant as specified in charter)

           DELAWARE                         000-29423                          04-3551937
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
(State or other jurisdiction         (Commission file number)               (IRS employer
        of incorporation)                                                 identification no.)
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                             500 UNICORN PARK DRIVE
                           WOBURN, MASSACHUSETTS 01801
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (781) 376-5600
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ITEM 5 - OTHER EVENTS

     On December 21, 2000, FairMarket, Inc. (the "Company") issued a press release announcing the adoption of an employee incentive program under which employees will be able to exchange outstanding employee stock options (covering approximately 1.4 million shares of the Company's common stock) on a one-for-one basis for new options priced at the closing price on the exchange date, expected to occur on January 16, 2001. A copy of the press release is attached as Exhibit
99.1 to this Report on Form 8-K and is incorporated herein by reference in its entirety.

     On January 2, 2001, the Company issued a press release announcing (a) a revision of the Company's revenue estimates for the fourth quarter of 2000 and
(b) a restructuring of the Company's relationship with Excite, Inc. A copy of the press release is attached as Exhibit 99.2 to this Report on Form 8-K and is incorporated herein by reference in its entirety.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits

          99.1. Press release by FairMarket, Inc. dated December 21, 2000

          99.2. Press release by FairMarket, Inc. dated January 2, 2001


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  January 3, 2001             By: /s/ Eileen Rudden
                                       -----------------------------------------
                                       Eileen Rudden
                                       President and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

99.1           Press release by FairMarket, Inc. dated December 21, 2000

99.2           Press release by FairMarket, Inc. dated January 2, 2001


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